6-Oct-97

To the Shareholders and Board of Trustees of Premium Liquid Reserves

In planning and performing our audit of the financial statements of Premium Liquid Reserves (the "Fund"), a series of the Landmark Premium Funds, for the year ended
August 31, 1997, we considered its internal control, including control activities for safeguarding investments, in order to determine our auditing procedures for the purposes of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of control activities. Generally, control activities that are relevant to an audit pertain to the Fund's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those control activities include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or irregularities may occur and not be detected.
Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not
necessarily disclose all matters in internal control that
might be material weaknesses under standards established
by the American Institute of Certified Public Accountants.
A material weakness is a condition in which the design or
operation of any specific internal control components does
not reduce to a relatively low level the risk that errors
or irregularities in amounts that would be material in
relation to the financial statements being audited may
occur and not be detected within a timely period by
employees in the normal course of performing their
assigned functions.  However, we noted no matters
involving internal control, including control activities
for safeguarding investments, that we consider to be
material weaknesses as defined above as of August 31,
    1997

This report is intended solely for the information and use of management and the Board of Trustees of the Fund and the Securities and Exchange Commission.




Price Waterhouse LLP